EXHIBIT 12

STATE STREET CORPORATION

Ratios of Earnings to Fixed Charges

		Six Months Ended June 30,		Years Ended December 31,
(Dollars in millions)		2007		2006		2005		2004		2003		2002
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$1,046		$1,771		$1,432		$1,192		$1,112		$1,555
Share of pre-tax income (loss) of unconsolidated subsidiaries		40		43		16		39		11		(1)
Fixed charges		675		1,384		948		481		424		552
Earnings	(A)	$1,761		$3,198		$2,396		$1,712		$1,547		$2,106
Interest on other short-term borrowings		$543		$1,145		$753		$315		$279		$426
Interest on long-term debt, including amortization of debt issuance costs		88		140		100		68		69		71
Portion of rents representative of the interest factor on long-term leases (1)		44		99		95		98		76		55
Fixed charges	(B)	$675		$1,384		$948		$481		$424		$552
Consolidated ratios of earnings to fixed charges, excluding interest on deposits	(A)/(B)	2.61	x	2.31	x	2.53	x	3.56	x	3.65	x	3.82	x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$1,046		$1,771		$1,432		$1,192		$1,112		$1,555
Share of pre-tax income (loss) of unconsolidated subsidiaries		40		43		16		39		11		(1)
Fixed charges		1,691		3,275		2,080		993		796		1,050
Earnings	(C)	$2,777		$5,089		$3,528		$2,224		$1,919		$2,604
Interest on other short-term borrowings and deposits		$1,559		$3,036		$1,885		$827		$651		$924
Interest on long-term debt, including amortization of debt issuance costs		88		140		100		68		69		71
Portion of rents representative of the interest factor on long-term leases (1)		44		99		95		98		76		55
Fixed charges	(D)	$1,691		$3,275		$2,080		$993		$796		$1,050
Consolidated ratios of earnings to fixed charges, including interest on deposits	(C)/(D)	1.64	x	1.55	x	1.70	x	2.24	x	2.41	x	2.48	x

(1)                The interest factor on long-term operating leases was estimated using one-third of rental expense. The interest factor on long-term capital leases was equal to the amount recorded as interest expense in the consolidated statement of income.